June 30, 1998


Columbia Sportswear Company
6600 North Baltimore
Portland, OR  97203

Gentlemen:

     This letter is to confirm that Wells Fargo Bank, National Association ("Bank") has agreed to extend the maturity date of that certain credit accommodation granted by Bank to Columbia Sportswear Company, an Oregon corporation ("Borrower") in the maximum principal amount of Seventy Million Dollars ($70,000,000.00) pursuant to the terms and conditions of that certain Credit Agreement between Bank and Borrower dated as of July 31, 1997, as amended from time to time (the "Agreement").

     The maturity date of said credit accommodation is hereby extended until July 31, 1998. Until such date, all terms and conditions of the Agreement which pertain to said credit accommodation shall remain in full force and effect, except as expressly modified hereby. The promissory note dated as of July 31, 1997, executed by Borrower and payable to the order of Bank which evidences said credit accommodation, a copy of which is attached hereto as Exhibit A (the "Note"), shall be deemed modified as of the date this letter is acknowledged by Borrower to reflect the new maturity date set forth above. All other terms and conditions of the Note remain in full force and effect, without waiver or modification.

     Borrower acknowledges that Bank has not committed to make any renewal or further extension of the maturity date of the above-described credit accommodation beyond the new maturity date specified herein, and that any such renewal or further extension remains in the sole discretion of Bank. This letter constitutes the entire agreement between Bank and Borrower with respect to the maturity date extension for the above-described credit accommodation, and supersedes all prior negotiations, discussions and correspondence concerning said extension.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT

Columbia Sportswear Company
June 30, 1998
Page 2


EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

     Please acknowledge your acceptance of the terms and conditions contained herein by dating and signing one copy below and returning it to my attention at the above address on or before July 15, 1998.

                                       Very truly yours,

                                       WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION


                                       By:  JAMES L. FRANZEN
                                            ------------------------------------
                                            James L. Franzen
                                            Vice President


Acknowledged and accepted as of 6/26/98:
                                -------

COLUMBIA SPORTSWEAR COMPANY


By:  PATRICK D. ANDERSON
     ----------------------
Title:  CFO
        -------------------